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Exhibit 23.15

Consent to be Named as a Director

        Reference is made to Amendment No. 2 to the joint Registration Statement on Form S-4 (SEC File Nos. 333-124303 and 333-124303-01) of IAC/InterActiveCorp and Expedia, Inc. ("Expedia"). In accordance with Rule 438 under the United States Securities Act of 1933, as amended, the undersigned hereby consents to being named in such registration statement, and any subsequent amendments thereto, as a person who is about to become a director of Expedia.

/s/ ROBERT E. BENNETT Robert E. Bennett

June 16, 2005

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Consent to be Named as a Director